Consulting Agreement

THIS AGREEMENT made as of the 7th day of June, 2013

B E T W E E N:

Big H Production LTD.

(The “Consultant”)

-and-

Myriad Interactive Media Inc.

a body corporate

(The”Company”)

IN CONSIDERATION OF The mutual covenants, terms and agreements herein contained,and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1) Services. The Consultant shall, during the term (as defined below) provide the following services (the “Services”) to the Company, at such times as the Company may reasonably request:

1.

Assist with business development;

2.

Assist with SEC compliance matters;

3.

Liaise with corporate finance groups;

4.

Liaise with legal and accounting professionals acting for the company;

5.

Advise on potential mergers and acquisitions as the opportunities may arise;

It is expressly understood, agreed and warranted that with respect to matters described in clauses (A) and (B) below the Consultant has no obligation to provide services to or for the Company, and during the term of this Agreement will not provide services to or for the Company, (A) in connection with the offer or sale of securities in any capital raising transaction and (B) directly or indirectly to promote or maintain a market for the

Companyʼs securities.

2.

Compensation.

The Company shall pay the Consultant the following: Months one and two $10,000.00 per month. Months three and four, $4000.00 per month. Months five through twelve,

$3000.00 per month. For a total compensation over the twelve month period of

$52,000.00.

The Company shall reimburse the Consultant for all reasonable expenses incurred in connection with this Agreement.

The Company shall pay to the Consultant the amount owing for each month, in advance, on the first day of each month of the term of this agreement.

3.

Term

This Agreement shall commence as of the 7th day of June, 2013 and shall remain in effect for twelve months (The “Term”).

4.

Confidential Information

The Consultant acknowledges that pursuant to the performance of its obligations under this Agreement, it may aquire confidential information. The Consultant covenants and agrees, during the Term and following any termination of the Agreement, to hold and maintain all confidential information in trust and confidence for the Company and not to use confidential information other than for the benefit of the Company.

5.

Warranties

The Company represents and warrants and acknowledges as follows:

(a) That the Consultant provides similar services to various other companies.

(b) That there is no minimum monthly time allotted to the Companies requirements by the Consultant.

(C) That the services provided to the Company will be provided as necessary, in the

Consultants sole discretion.

6.

Cancellation

This contract can be deemed null and void in the event that Asher Enterprises discontinues itʼs financial funding to the Company. In the event that Asher Enterprises can no longer provide financial support to the Company, the Company will not be held responsible for the remaining term of the contract and the contract would be considered paused until further funding is arranged. In the event that further funding is not arranged or the Company is unable to attract new funds to continue the terms of the contract, the

Consultant agrees to allow the Company to forfeit the contract with no financial penalty.

6.

Entire Agreement

This Agreement sets forth the entire Agreement between the parties and may not be amended other than in writing, executed by both parties hereto.

Myriad Interactive Media Inc.

/s/ Derek Ivany

Per: Derek Ivany

President & CEO

Big H Production LTD.

Per:_____________________________________